



                                                                    EXHIBIT 10.4









                             NETSCOUT SYSTEMS, INC.




                     STOCK PURCHASE AND REDEMPTION AGREEMENT





                             AS OF DECEMBER 31, 1998




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                             NETSCOUT SYSTEMS, INC.
                     Stock Purchase and Redemption Agreement
                             As of December 31, 1998

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                                                                                                               PAGE

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SECTION 1. PURCHASE AND SALE; REDEMPTION..........................................................................2

         1.1 Description of Securities............................................................................2
         1.2 Sale and Purchase; Redemption........................................................................2
         1.3 Closing..............................................................................................2
         1.4 Use of Proceeds by the Company; Repayment of Founder Notes...........................................3
         1.5 Transfer Taxes.......................................................................................3

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.............................3

         2.1 Organization and Corporate Power.....................................................................3
         2.2 Authorization and Non-Contravention..................................................................4
         2.3 Corporate Records....................................................................................4
         2.4 Capitalization.......................................................................................5
         2.5 Subsidiaries; Investments............................................................................6
         2.6 Financial Statements; Projections....................................................................6
         2.7 Absence of Undisclosed Liabilities...................................................................6
         2.8 Absence of Certain Developments......................................................................7
         2.9 Accounts Receivable; Accounts Payable................................................................9
         2.10 Transactions with Affiliates........................................................................9
         2.11 Title to Properties.................................................................................9
         2.12 Tax Matters........................................................................................10
         2.13 Certain Contracts and Arrangements.................................................................11
         2.14 Intellectual Property Rights; Employee Restrictions................................................12
         2.15 Litigation.........................................................................................14
         2.16 Labor Matters......................................................................................14
         2.17 List of Certain Employees and Suppliers............................................................15
         2.18 Permits; Compliance with Laws......................................................................15
         2.19 Employee Benefit Programs..........................................................................16
         2.20 Environmental Matters..............................................................................16
         2.21 Insurance..........................................................................................17
         2.22 Investment Banking; Brokerage......................................................................17
         2.23 Customers; Relationship with CISCO Systems.........................................................17
         2.24 Warranty and Related Matters.......................................................................18
         2.25 Solvency...........................................................................................18
         2.26 Year 2000 Compliance...............................................................................18
         2.27 Information Supplied by the Company................................................................19

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.......................................................19

         3.1 Investment Status...................................................................................19
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[Stock Purchase and Redemption Agreement]

                                      (i)

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         3.2 Authority...........................................................................................20
         3.3 Investment Banking; Brokerage Fees..................................................................20

SECTION 4. REPRESENTATIONS OF THE SELLING STOCKHOLDERS TO THE COMPANY............................................20

         4.1 Authorization and Non-Contravention.................................................................20
         4.2 Title to and Validity of Redemption Shares..........................................................21

SECTION 5. CONDITIONS OF PURCHASE BY THE INVESTORS...............................................................21

         5.1 Satisfaction of Conditions..........................................................................21
         5.2 Opinion of Counsel..................................................................................21
         5.3 Authorization.......................................................................................21
         5.4 Charter Amendment...................................................................................21
         5.5 Hart-Scott-Rodino...................................................................................21
         5.6 Delivery of Documents...............................................................................22
         5.7 Stockholders Agreement..............................................................................22
         5.8 Amended and Restated Rights Agreement...............................................................22
         5.9 Releases............................................................................................22
         5.10 Non-Competition Agreements.........................................................................22
         5.11 No Material Adverse Change.........................................................................23
         5.12 All Proceedings Satisfactory.......................................................................23
         5.13 Investors' Fees....................................................................................23
         5.14 No Violation or Injunction.........................................................................23
         5.15 Consents and Waivers...............................................................................23
         5.16 Election of Directors..............................................................................23

SECTION 6. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLING STOCKHOLDERS.....................................24

         6.1 Representations; Warranties; Covenants..............................................................24
         6.2 Certain Agreements..................................................................................24
         6.3 Hart-Scott-Rodino...................................................................................24
         6.4 Funding.............................................................................................24
         6.5 Releases............................................................................................24
         6.6 No Violation or Injunction..........................................................................24

SECTION 7. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED...........................................................24

         7.1 Termination.........................................................................................24
         7.2 Effect of Termination...............................................................................25
         7.3 Right to Proceed....................................................................................25

SECTION 8.  SURVIVAL; INDEMNIFICATION............................................................................25

         8.1 Survival of Representations; Warranties and Covenants; Assignability of
                  Rights.........................................................................................25
         8.2 Transaction Related Indemnification.................................................................26
         8.3 Indemnification for Vicarious Liability.............................................................27
         8.4 Notice; Payment of Losses; Defense of Claims........................................................29
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[Stock Purchase and Redemption Agreement]

                                      (ii)
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         8.5 Exclusive Remedy....................................................................................31

SECTION 10.  DEFINITIONS.........................................................................................31


SECTION 10.  GENERAL.............................................................................................33

         10.1 Amendments, Waivers and Consents...................................................................33
         10.2 Legend on Securities...............................................................................33
         10.3 Governing Law......................................................................................33
         10.4 Section Headings and Gender........................................................................33
         10.5 Counterparts.......................................................................................33
         10.6 Notices and Demands................................................................................34
         10.7 Dispute Resolution.................................................................................34
         10.8 Remedies; Severability.............................................................................35
         10.9 Integration........................................................................................35
         10.10 Greylock Fees.....................................................................................36
         10.11 Waivers...........................................................................................36
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[Stock Purchase and Redemption Agreement]

                                     (iii)
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EXHIBITS
Exhibit A       -   Selling Stockholders and Stock Ownership
Exhibit B       -   Investors
Exhibit C       -   Form of Amended and Restated Certificate of Incorporation
Exhibit D       -   Opinion of Testa, Hurwitz & Thibeault, LLP
Exhibit E       -   Opinion of Hale and Dorr LLP
Exhibit F       -   Form of Stockholders Agreement
Exhibit G       -   Form of Amended and Restated Rights Agreement
Exhibit H       -   Form of Release Agreement
Exhibit I       -   Form of Non-Competition Agreement
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SCHEDULES

DISCLOSURE SCHEDULE

Section 2.1         -    Foreign Qualification
Section 2.4         -    Capitalization
Section 2.5         -    Subsidiaries; Investments
Section 2.6         -    Financial Matters
Section 2.7         -    Undisclosed Liabilities
Section 2.8         -    Certain Developments
Section 2.9         -    Accounts Payable
Section 2.10        -    Transactions with Affiliates
Section 2.11        -    Properties
Section 2.12        -    Tax Matters
Section 2.13        -    Certain Contracts and Arrangements
Section 2.14        -    Intellectual Property Rights; Employee Restrictions
Section 2.15        -    Litigation
Section 2.16        -    Labor Matters
Section 2.17        -    List of Certain Employees and Suppliers
Section 2.19        -    Employee Benefit Programs
Section 2.21        -    Insurance
Section 2.23        -    Customers
Section 2.26        -    Product and Service Warranties
Section 2.26        -    Information

                     STOCK PURCHASE AND REDEMPTION AGREEMENT


         THIS STOCK PURCHASE AND REDEMPTION AGREEMENT is made as of this 31st day of December, 1998, by and among NetScout Systems, Inc., a Delaware corporation (together with any predecessors or successors thereto as the context requires, the "Company"), Narendra Popat and Anil Singhal (each a "Founder" and together, the "Founders"), Greylock Equity Limited Partnership ("Greylock"), the persons listed under the heading "Other Selling Stockholders" on the signature page hereto (collectively, the "Other Selling Stockholders" and each individually, an "Other Selling Stockholder") and the investors named in EXHIBIT B attached hereto (collectively, the "Investors" and each individually, an "Investor"). The Founders, Greylock and the Other Selling Stockholders shall be referred to herein collectively as the "Selling Stockholders" and each individually as a "Selling Stockholder." Except as otherwise indicated herein, capitalized terms used herein are defined in
Section 9 hereof.

         WHEREAS, the Founders are the holders of shares of the Company's Voting Common Stock, $0.001 par value per share (the "Voting Common");

         WHEREAS, Greylock is the holder of shares of the Company's Series A Preferred Stock, $0.001 par value per share (the "Series A Preferred"), which are convertible at the option of such holder into shares of the Company's Non-Voting Common Stock, $0.001 par value per share (the "Non-Voting Common"), in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof;

         WHEREAS, the Other Selling Stockholders are the holders of shares or options to purchase shares of the Company's Non-Voting Common Stock;

         WHEREAS, the Company has authorized the issuance and sale to the Investors of 6,977,254 shares of Class B Convertible Common Stock, $0.001 par value per share (the "Class B Common"), having the rights and preferences set forth in EXHIBIT C attached hereto for an aggregate purchase price of $44,571,054; and

         WHEREAS, the Company has agreed to redeem and the Founders, Greylock and the Other Selling Stockholders severally have agreed to sell to the Company shares of Voting Common, shares of Series A Preferred and shares of Non-Voting Common in accordance with the terms and conditions contained herein (such shares shall be referred to herein collectively as the "Redemption Shares"), for an aggregate purchase price of $44,571,054 in accordance with the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.        PURCHASE AND SALE; REDEMPTION

         1.1 DESCRIPTION OF SECURITIES. As of the Closing Date (as defined in
Section 1.3 hereof), the Company's authorized capital stock consists of Voting Common, Non-Voting Common, Class B Common and Series A Preferred, with the rights, preferences and other terms set forth in EXHIBIT C attached hereto. For purposes of this Agreement, the shares of Class B Common to be acquired by the Investors from the Company hereunder are referred to as the "Class B Common Shares" and the shares of Voting Common issuable upon conversion of the Class B Common Shares are referred to as the "Conversion Shares" and the Class B Common Shares and the Conversion Shares are sometimes referred to herein together as the "Securities." The Company has authorized and reserved, and covenants to continue to reserve, a sufficient number of shares of its Voting Common necessary to satisfy the rights of conversion of the holders of Class B Common as set forth in EXHIBIT C.

         1.2 SALE AND PURCHASE; REDEMPTION. Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, at the Closing (as defined in Section 1.3 hereof) each of the Investors shall purchase from the Company, and the Company shall issue and sell to each of the Investors, the number of Class B Common Shares set forth opposite the name of such Investor in EXHIBIT B for the purchase price of $6.388051 per share, or an aggregate of 6,977,254 Class B Common Shares for an aggregate purchase price of $44,571,054 (the "Purchase Price"). Concurrently therewith, the Company shall acquire from each of the Selling Stockholders, and each of the Selling Stockholders shall sell to the Company, the number of Redemption Shares set forth opposite the name of such Selling Stockholder in the section of EXHIBIT A relating to such Selling Stockholder for an aggregate redemption price of $44,571,054 (the "Redemption Price").

         1.3 CLOSING. The closing of the purchase and sale of the Class B
Common Shares hereunder (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP, located at Exchange Place, 53 State Street, Boston, Massachusetts, at 10:00 a.m., Boston time, on the date (the "Closing Date") that is three (3) business days after all of the conditions to Closing set forth in Sections 5 and 6 hereof are satisfied or, if applicable, waived, or as otherwise mutually agreed to by the Company, the Investors, the Founders and Greylock; PROVIDED, that such date shall not be earlier than January 7, 1999. At the Closing, (i) the Company shall issue and deliver stock certificates representing the applicable number of Class B Common Shares to be sold by the Company hereunder to each of the Investors, free and clear of all liens, claims, options, charges, pledges, security interests, voting agreements, trusts, encumbrances, rights or restrictions of any nature, except as contemplated by this Agreement ("Liens"), (ii) each of the Selling Stockholders shall deliver to the Company a stock certificate or certificates representing the Redemption Shares to be sold by such Selling Stockholder hereunder, duly endorsed in blank or accompanied by duly executed stock transfer powers, together with such signature guarantees and such other documents as may be required by the Company to effect a valid transfer to the Company of good title to such Redemption Shares, free and clear of all Liens, (iii) each of the Investors shall pay to the Company the Purchase Price as set forth opposite such Investor's name under the column entitled "Purchase Price Paid at Closing" in EXHIBIT B hereto and
(iv) the Company shall pay to each of the Selling Stockholders the Redemption Price as set forth opposite such Selling


[Stock Purchase and Redemption Agreement]

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Stockholder's name under the column entitled "Redemption Price to be Paid at
Closing" in the section of EXHIBIT A hereto relating to such Selling Stockholder. Each Selling Stockholder shall be entitled access to only that section of EXHIBIT A which sets forth information regarding such Selling Stockholder, and shall not be entitled to any information on EXHIBIT A with respect to the other Selling Stockholders. All payments hereunder shall be made by wire transfer of next day available funds.

         1.4 USE OF PROCEEDS BY THE COMPANY; REPAYMENT OF FOUNDER NOTES.
Subject to the terms and conditions contained herein, the proceeds from the sale of the Class B Common Shares hereunder shall be used by the Company to repurchase the Redemption Shares from the Selling Stockholders as set forth in Sections 1.2 and 1.3 hereof. Immediately following the repurchase by the Company of the Redemption Shares held by the Founders, the Founders shall use a portion of the proceeds from such repurchase to pay in full the outstanding amounts due to the Company under the promissory notes dated June 28, 1996 in the aggregate original principal amount of $2,000,000.

         1.5 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Class B Common Shares under this Agreement will be borne and paid by the Company and the Company shall promptly reimburse the Investors for any such tax, fee or duty which any of them is required to pay under applicable law.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
            THE SELLING STOCKHOLDERS

         In order to induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and each of the Selling Stockholders hereby severally and not jointly makes to the Investors as of the date hereof the representations and warranties contained in this
Section 2; provided, however, that (i) the Selling Stockholders identified with an asterisk in EXHIBIT A attached hereto shall not make the representations and warranties contained in Sections 2.4(a) and 2.17(a) hereof and (ii) Greylock shall only make the representations and warranties contained in Sections 2.2 and 2.4(b) hereof (which representations of Greylock shall apply solely to Greylock and not to the Company, any other Selling Stockholder or any other Person or entity). Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Investors pursuant to this Agreement (the "Disclosure Schedule"); PROVIDED, HOWEVER, that any information set forth in a Section of the Disclosure Schedule shall not be incorporated (unless by specific reference) to any other Section of the Disclosure Schedule. For purposes hereof unless otherwise indicated, all references to the Company shall include all Subsidiaries of the Company.

         2.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified or registered to do business as a foreign corporation (a) in each jurisdiction listed in SECTION 2.1 OF THE DISCLOSURE SCHEDULE and (b) in each jurisdiction in which the failure to be so qualified or registered would have a Material Adverse Effect. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this


[Stock Purchase and Redemption Agreement]

Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby. The copies of the Amended and Restated Certificate of Incorporation and By-laws of the Company, as amended to date (the "Certificate of Incorporation" and "By-laws," respectively), which have been furnished to the Investors by the Company, are correct and complete at the date hereof, and the Company is not in violation of any term of its Certificate of Incorporation or By-laws.

         2.2      AUTHORIZATION AND NON-CONTRAVENTION.

                  (a) This Agreement and all documents executed pursuant hereto are valid and binding obligations of the Company and, if applicable, such Selling Stockholder, as the case may be, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditor's rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in Section 8.3 or in the Rights Agreement may be limited by applicable federal or state securities laws, or public policy considerations. The execution, delivery and performance of this Agreement and all agreements, documents and instruments contemplated hereby, the sale and delivery of the Class B Common Shares and, upon conversion of the Class B Common Shares, the Conversion Shares, have been duly authorized by all necessary corporate or other action of the Company. Such Selling Stockholder has full authority, power and capacity to enter into this Agreement and all agreements, documents and instruments contemplated hereby which are to be executed by such Selling Stockholder.

                  (b) The execution of this Agreement, the sale and delivery of the Class B Common Shares and, upon conversion of the Class B Common Shares, the issuance of the Conversion Shares, and the performance of any transaction contemplated hereby will not (i) violate, conflict with or result in a default under any material contract or obligation to which the Company or such Selling Stockholder is a party or by which the Company or such Selling Stockholder or their assets are bound, or any provision of the Amended Charter or By-laws of the Company, or cause the creation of any encumbrance upon any of the material assets of the Company or such Selling Stockholder; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company or such Selling Stockholder except for violations which, individually or in the aggregate, would not have a Material Adverse Effect; (iii) except as contemplated by Sections 5.4 and 5.5 hereof, require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to state securities or blue sky laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Company or such Selling Stockholder is a party or by which the Company or such Selling Stockholder is bound.

         2.3 CORPORATE RECORDS. The corporate record books of the Company accurately record all corporate action required by law to be taken by its stockholders and board of directors


[Stock Purchase and Redemption Agreement] and committees. The copies of the corporate records of the Company, as made available to the Investors or their counsel for review, are true and complete copies of the originals of such documents.

         2.4      CAPITALIZATION.

                  (a) As of the Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of (i) 51,178,872 shares of Common Stock, of which (A) 33,589,436 shares shall be designated as Voting Common, of which 11,250,502 shares will be issued and outstanding and 4,749,498 shares shall be held in treasury, (B) 10,612,182 shares shall be designated as Non-Voting Common, of which 2,901,220 shares will be issued and outstanding and 964,600 shares shall be held in treasury, and (C) 6,977,254 shares shall be designated as Class B Common, all of which will be issued and outstanding, and (ii) 631,579 shares of Series A Preferred, of which 315,790 shares will be issued and outstanding and 315,789 shares shall be held in treasury. The outstanding shares of Voting Common, Non-Voting Common and Series A Preferred are held beneficially and of record by the persons identified in SECTION 2.4 OF THE DISCLOSURE SCHEDULE in the amounts indicated thereon. SECTION 2.4 OF THE DISCLOSURE SCHEDULE sets forth the name of each holder of options for Non-Voting Common, the number of shares that such options are exercisable for with respect to each holder and the applicable exercise price. Except as otherwise disclosed in SECTION 2.4 OF THE DISCLOSURE SCHEDULE, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. Except as set forth in the Amended Charter, the Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights which have not been otherwise waived. The Company has duly and validly authorized and reserved 6,977,254 shares of Voting Common for issuance upon conversion of the Class B Common and the shares of Voting Common so issued will, upon conversion as provided in the Amended Charter, be validly issued, fully paid and non-assessable. As of the Closing, the relative rights, preferences and other provisions relating to the Class B Common will be as set forth in EXHIBIT C attached hereto. Except as otherwise disclosed in SECTION 2.4 OF THE DISCLOSURE SCHEDULE, as of the Closing and after giving effect to the transactions contemplated hereby, other than rights set forth herein or in the Amended Charter or in the Rights Agreement or in the Stockholders Agreement, there are
(i) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights imposed by or through the Company with respect to the issuance, sale or redemption of the Company's capital stock, (ii) no rights imposed by or through the Company to have the Company's capital stock registered for sale to the public in connection with the laws of any jurisdiction, and (iii) there are no documents, instruments or agreements, relating to the voting of the Company's voting securities or restrictions on the transfer of the Company's capital stock to which the Company is a party.



[Stock Purchase and Redemption Agreement]

                  (b) Such Selling Stockholder is the sole legal and beneficial owner of, and has good, valid and marketable title to, the shares of Voting Common, Non-Voting Common and Series A Preferred, as applicable, set forth opposite his or its name on the applicable section of EXHIBIT A attached hereto, free and clear of any Liens.

         2.5 SUBSIDIARIES; INVESTMENTS. Except as disclosed in SECTION 2.5 OF THE DISCLOSURE SCHEDULE, the Company does not have and has not had any direct or indirect Subsidiaries. Except as disclosed in SECTION 2.5 OF THE DISCLOSURE SCHEDULE, neither the Company nor either of the Founders has a strategic partnership or similar relationship with or owns or has any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind, except for passive investments of less than 2% in publicly-traded companies. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         2.6 FINANCIAL STATEMENTS; PROJECTIONS. Included in SECTION 2.6 OF THE DISCLOSURE SCHEDULE are the following financial statements of the Company, all of which statements (including the footnotes and schedules thereto) were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods covered thereby (subject, in the case of unaudited financial statements, to normal, recurring adjustments that would be made in the course of an audit and the absence of footnotes) and fairly present the financial condition of the Company on the dates of such statements and the results of their operations and cash flows for the periods covered thereby: (a) audited balance sheets as of March 31, 1996, 1997 and 1998 and the related statements of income and cash flows for the fiscal years then ended, certified by the independent certified public accountants of the Company (the audited balance sheet as of March 31, 1998 is hereafter referred to as the "Base Balance Sheet"); and (b) an unaudited balance sheet as of October 31, 1998 (the "Most Recent Balance Sheet") and the related statements of income and cash flows for the period ended October 31, 1998 certified by the Vice President of Finance or the Chief Financial Officer of the Company. The Company recognized all revenue reflected in the financial statements with respect to fiscal years 1996 and 1997 relating to its software products in accordance with SOP 91-1 and with respect to fiscal year 1998 relating to its software products in accordance with SOP 97-2. Nothing has come to the attention of the Company or such Selling Stockholder since such respective dates which would indicate that such financial statements were not true and correct in all material respects as of the date thereof. Included in SECTION 2.6 OF THE DISCLOSURE SCHEDULE are projections for fiscal years ending March 31, 1999 and 2000, which represent management's good faith estimates of the Company's future financial performance based on assumptions which are set forth therein and which management in good faith believes were reasonable when made and continue to believe to be reasonable as of the date hereof; PROVIDED, HOWEVER, that the foregoing is not a guarantee of the future financial performance of the Company and actual financial performance may vary significantly from such projections.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise


[Stock Purchase and Redemption Agreement] with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities or obligations (i) stated or adequately reserved against in the Most Recent Balance Sheet or not required under GAAP to be stated or reserved, (ii) incurred in the ordinary course of business of the Company since the date of the Most Recent Balance Sheet and which have not had a Material Adverse Effect or (iii) incurred as a result of or arising out of the transactions contemplated under this Agreement.

         2.8 ABSENCE OF CERTAIN DEVELOPMENTS. Since the date of the Most Recent Balance Sheet through the date of this Agreement, the Company has conducted its business only in the ordinary course consistent with past practice and, except as contemplated herein or as set forth in SECTION 2.8 OF THE DISCLOSURE SCHEDULE, there has not been:

                  (a) any change in the financial condition, properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect;

                  (b) any material mortgage, encumbrance or lien placed on any of the properties of the Company;

                  (c) any material purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any properties or assets by the Company, including any of its Intellectual Property Rights, other than in the ordinary course of business;

                  (d) any damage, destruction or loss to the Company's property or assets, whether or not covered by insurance, which has had a Material Adverse Effect;

                  (e) any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

                  (f) any labor trouble or claim of unfair labor practices involving the Company, any change in the compensation payable or to become payable by the Company to any of its officers or employees other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers or employees or any establishment or creation of any employment (other than customary at-will employment), deferred compensation or severance arrangement or employee benefit plan with respect to such persons or the amendment of any of the foregoing;

                  (g) any change in the executive officers of the Company or material loss of personnel of the Company or change in the terms and conditions of the employment of the Company's executive officers or key personnel;



[Stock Purchase and Redemption Agreement]

                  (h) any payment or discharge of a material lien or liability of the Company which was not shown on the Most Recent Balance Sheet or incurred in the ordinary course of business thereafter;

                  (i) any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or monetary claim owing to, or waiver of any material payment right of, the Company, including any write-off or compromise of any accounts receivable, other than in the ordinary course of business;

                  (j) any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers, directors or employees and except for loans or advances made by the Company to its employees which are less than $10,000 individually and $50,000 in the aggregate;

                  (k) any change in accounting methods or practices, collection policies, pricing policies or payment policies of the Company, other than changes not materially adverse to the Company;

                  (l) any loss, or to the knowledge of the Company or such Selling Stockholder, any development that is reasonably likely to result in a loss, of any significant supplier, customer, distributor or account of the Company;

                  (m) any amendment or termination of any material contract or agreement to which the Company is a party or by which it is bound;

                  (n) any arrangements relating to any royalty, dividend or similar payment based on the sales volume of the Company, whether as part of the terms of the Company's capital stock or by any separate agreement, other than transactions in the ordinary course of business;

                  (o) any agreement with respect to the endorsement of the Company's products or services, other than transactions in the ordinary course of business;

                  (p) any transaction or agreement involving fixed price terms or fixed volume arrangements, other than transactions in the ordinary course of business;

                  (q) any other material transaction entered into by the Company other than transactions in the ordinary course of business; or

                  (r) any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (q) above.



[Stock Purchase and Redemption Agreement]

         2.9      ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE..

                  (a) All of the accounts receivable of the Company are valid and enforceable claims, are subject to no set-off or counterclaim, and are fully collectable in the normal course of business, after deducting the allowance for doubtful accounts stated in the Most Recent Balance Sheet in accordance with GAAP. Since the date of the Base Balance Sheet, the Company has collected its accounts receivable in the ordinary course and in a manner which is consistent with past practices and has not accelerated any such collections. Except as set forth in SECTION 2.9(a) OF THE DISCLOSURE SCHEDULE, as of the date hereof, the Company does not have any accounts receivable from any Person which is known by the Company to be affiliated with it or any of its directors, executive officers, employees or stockholders, except for loans or advances to employees which are less than $10,000 individually and $50,000 in the aggregate.

                  (b) Except as set forth in SECTION 2.9(b) OF THE DISCLOSURE SCHEDULE, all accounts payable and notes payable of the Company arose in bona fide arms' length transactions in the ordinary course of business and no such account payable or note payable which is material to the Company is delinquent by more than sixty (60) days in its payment. Since the date of the Base Balance Sheet, the Company has paid its accounts payable in the ordinary course and in a manner which is consistent with its past practices. Except as set forth in
SECTION 2.9(b) OF THE DISCLOSURE SCHEDULE, as of the date hereof, the Company has no account payable in excess of $10,000 individually or $100,000 in the aggregate to any Person which is known by the Company to be affiliated with it or any of its directors, officers, employees or stockholders.

         2.10 TRANSACTIONS WITH AFFILIATES. Except for their ongoing, regular employment relationships with the Company, the transactions contemplated by this Agreement and the agreements related hereto, and as set forth in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, there are no loans, leases or other continuing transactions between the Company and such Selling Stockholder or any present or former stockholder, director, officer or employee of the Company, or, to the knowledge of the Company and such Selling Stockholder, any member of such Selling Stockholder's, officer's, director's, employee's or stockholder's immediate family, or any person controlled by such Selling Stockholder, officer, director, employee or stockholder or his or her immediate family. Except as set forth in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, no director, executive officer or employee of the Company, any of their respective spouses or immediate family members, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of the Company, or any organization which has a material contract or arrangement with the Company. Except as set forth in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, neither such Selling Stockholder nor any of his spouse or immediate family members, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

         2.11 TITLE TO PROPERTIES. The Company does not own any real property.
SECTION 2.11 OF THE DISCLOSURE SCHEDULE sets forth the addresses and uses of all real property that the Company leases or subleases. The Company has good, valid and (if applicable) marketable title to all of its



[Stock Purchase and Redemption Agreement] assets, free and clear of all liens, restrictions or encumbrances and none of such assets is subject to any mortgage, pledge, lien or conditional sale agreement. Such assets constitute all property which is necessary to the business of the Company and all equipment included therein is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful possession of the subject matter of the lease and true and complete copies thereof have been delivered to the Investors or their counsel. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties which violation would have a Material Adverse Effect, nor has it received any notice of such violation. There are no defaults by the Company, or, to the knowledge of the Company and such Selling Stockholder, by any other party, which might curtail in any material respect the present use of the property of the Company. The performance by the Company of this Agreement and the transactions contemplated hereby will not result in the termination of, or in any increase of any amounts payable under, any of its leases for real property or material liens for personal property or will require the consent or approval from any other parties to such leases.

         2.12 TAX MATTERS. The Company has timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and, subject to the following sentence, has paid or caused to be paid all Taxes required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due. The provisions for Taxes in the Most Recent Balance Sheet are sufficient as of its date for the payment of any accrued and unpaid Taxes of any nature of the Company. All Taxes and other assessments and levies which the Company was or is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Except as set forth in SECTION
2.12 OF THE DISCLOSURE SCHEDULE, (i) the Company has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof); (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company for any year; (iii) neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Company and such Selling Stockholder, threatening to assert against the Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Company; and (iv) the Company has never been a member of an affiliated group of corporations filing a combined federal income Tax return nor does the Company have any liability for Taxes of any other Person under Treasury Regulations ss.1.1502-6 (or any similar provision of foreign, state or local law) or otherwise. The Company is not a party to any Tax allocation or sharing arrangement. The Company is not a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code. The Company is not a "foreign person" within the meaning of Section 145 of the Code and Treasury Regulations Section 1.1445-2.


[Stock Purchase and Redemption Agreement]

         2.13 CERTAIN CONTRACTS AND ARRANGEMENTS. Except as set forth in
SECTION 2.13 OF THE DISCLOSURE SCHEDULE (with true and correct copies delivered to the Investors), the Company is not a party or subject to or bound by:

                  (a) any contract or agreement involving potential commitment or payment by the Company in excess of $200,000 or which is otherwise material and not entered into in the ordinary course of business, except for the leases described in Section 2.11;

                  (b) any contract, lease or agreement involving potential commitment or payment by the Company in excess of $25,000 which is not cancelable by the Company without penalty on not less than 60 days notice, except for the leases described in Section 2.11 and purchase orders, contracts and agreements in the ordinary course of business;

                  (c) any contract containing covenants directly or explicitly limiting in any material respect the freedom of the Company to compete in any line of business or with any person or entity;

                  (d) any contract or agreement involving potential commitment or payment by the Company in excess of $25,000 relating to the licensing, distribution, development, purchase, sale or servicing of its software and hardware products, except for purchase orders, contracts and agreements in the ordinary course of business;

                  (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing by the Company or any pledge or security arrangement by the Company;

                  (f) any employment contracts, noncompetition agreements or other agreements with officers, directors, employees or stockholders of the Company or Persons related to or affiliated with such persons;

                  (g) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including without limitation any agreement with any stockholder of the Company which includes, without limitation, anti-dilution rights, registration rights, voting arrangements or operating covenants;

                  (h) any pension, profit sharing, retirement or stock options plans;

                  (i) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any contract or agreement involving fixed price or fixed volume arrangements not executed in the ordinary course of business;

                  (j) any joint venture, partnership, manufacturer, development or supply agreement, except any manufacturer, development or supply agreement executed in the ordinary course of business;

[Stock Purchase and Redemption Agreement]

                  (k)      any acquisition, merger or similar agreement; or

                  (l) any other material contract not executed in the ordinary course of business.

         All such contracts, agreements, leases and instruments are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company, and are enforceable in accordance with their respective terms. Neither the Company nor such Selling Stockholder has any knowledge of any notice or threat to terminate any such contracts, agreements, leases or instruments which termination would have a Material Adverse Effect. The Company is not in violation of any term or provision of, or in default in complying with any provisions of, any such contract, agreement, lease or instrument, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the Company, except for any such violation, default, condition, event or fact that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         2.14 INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS. SECTION 2.14 OF THE DISCLOSURE SCHEDULE sets forth a complete list and brief description of all Intellectual Property Rights owned by or registered in the name of the Company or of which the Company is the licensor or licensee or in which the Company has any material right (other than with respect to "off-the-shelf" software which is generally commercially available).
Except as set forth in SECTION 2.14 OF THE DISCLOSURE SCHEDULE:

                  (a) The Company has exclusive ownership of, free and clear of claims or rights of any other person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or possesses exclusive licenses or other rights to use, all Intellectual Property Rights listed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE, which rights are sufficient for the conduct of its business as presently conducted or proposed to be conducted (other than with respect to "off-the-shelf" software which is generally commercially available). All Intellectual Property Rights that are used or incorporated into the Company's products or products actively under development and which are proprietary to the Company were developed by or for the Company by the current or former employees, consultants or independent contractors of the Company or its predecessors in interest or purchased by the Company or its predecessors in interest and are owned exclusively by the Company, free and clear of claims and rights of any other Person.

                  (b) The business of the Company as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not infringe or conflict with any patent, trademark, copyright, trade secret rights of any third parties or any other Intellectual Property Rights of any third parties and the Company has not received written notice from any third party asserting that any Intellectual Property Rights owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the knowledge of the Company and such Selling Stockholder there is no valid basis for any such claim (whether or not pending or threatened).


[Stock Purchase and Redemption Agreement]

                  (c) No claim is pending or, to the knowledge of the Company and such Selling Stockholder, threatened against the Company or such Selling Stockholders nor has the Company or such Selling Stockholder received any written notice or other written claim from any Person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such Person nor, to the knowledge of the Company and such Selling Stockholder, is there a valid basis for any such claim (whether or not pending or threatened), and neither the Company nor such Selling Stockholder is aware of any infringement by any other Person of any rights of the Company under any Intellectual Property Rights.

                  (d) All licenses or other agreements under which the Company is granted Intellectual Property Rights (excluding licenses to use off-the-shelf software utilized in the Company's internal operations and which is generally commercially available) are listed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE. All such licenses or other agreements are in full force and effect, to the knowledge of the Company and such Selling Stockholder, there is no material default by any party thereto and, except as set forth in SECTION 2.14 OF THE DISCLOSURE SCHEDULE, to the knowledge of the Company and such Selling Stockholder, all of the rights of the Company thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Investors and neither the Company nor such Selling Stockholder has any reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the Intellectual Property Rights purported to be conferred thereby.

                  (e) All currently outstanding licenses or other agreements involving amounts in excess of $200,000 or which are otherwise material under which the Company has licensed Intellectual Property Rights to OEMs or has licensed or made available source code to others (including all end-user agreements) are listed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE. All of said licenses or other agreements are in full force and effect and, to the knowledge of the Company and such Selling Stockholder, there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to the Investors or their counsel.

                  (f) To the knowledge of the Company and such Selling Stockholder, the Company is not making unlawful use of any Intellectual Property Rights of any other Person, including, without limitation, any former employer of any past or present employees of the Company. Except as disclosed in SECTION
2.14 OF THE DISCLOSURE SCHEDULE, to the knowledge of the Company and such Selling Stockholder, neither the Company nor any of its employees or consultants has any agreements or arrangements with former employers of such employees or consultants relating to any Intellectual Property Rights of such employers, which materially interfere or conflict with the performance of such employee's or consultant's duties for the Company or results in any former employers of such employees and consultants having any rights in, or claims on, the Company's Intellectual


[Stock Purchase and Redemption Agreement]

Property Rights. To the knowledge of the Company and such Selling
Stockholder, the activities of the Company's employees and consultants do not violate any agreements or arrangements which any such employees have with former employers which has had a Material Adverse Effect. The Company has taken steps required in accordance with sound business practices to establish and preserve its ownership of all of its Intellectual Property Rights; except as set forth in
SECTION 2.14 OF THE DISCLOSURE SCHEDULE, each current or former employee, independent contractor or consultant of the Company who had or has responsibility for coding the Company's products or who had or has access to source code or other proprietary product information of a similar nature has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, and the Company has not received notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Without limitation of any of the foregoing and except as otherwise expressly disclosed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE: (i) the Company has taken all security measures required in accordance with sound business practices to guard against unauthorized disclosure or use of any of its Intellectual Property Rights; and (ii) neither the Company nor such Selling Stockholder has any reason to believe that any Person (including, without limitation, any former employee of the Company) has unauthorized possession of any of its Intellectual Property Rights, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property Rights.

         2.15 LITIGATION. Except as set forth in SECTION 2.15 OF THE DISCLOSURE SCHEDULE, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company and such Selling Stockholder, threatened against the Company or affecting the properties or assets of the Company, or, as to matters related to the Company, against any officer, director or stockholder or key employee of the Company, nor, to the knowledge of the Company and such Selling Stockholder, has there occurred any event nor does there exist any condition on the basis of which any such valid claim may be asserted; except in each case for litigation, proceedings, investigations or claims which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Since March 31, 1997, no valid claim has been asserted against the Company for renegotiation or price redetermination of any business transaction, except for any business transaction involving less than $25,000. SECTION 2.15 OF THE DISCLOSURE SCHEDULE includes a description of all known litigation, material claims, governmental proceedings or governmental investigations involving the Company or any of its officers, directors, stockholders or key employees in connection with the business of the Company occurring, arising or existing during the past three (3) years.

         2.16 LABOR MATTERS. As of the date hereof, the Company employs approximately 195 full-time employees and five part-time employees and has contracts with five independent contractors. The Company is not delinquent in payments to any of its employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees or independent contractors. Except as set forth in SECTION 2.16 OF THE DISCLOSURE SCHEDULE or as required by law, upon termination of the employment of any of such employees or independent contractors, no severance or other payments will become due. Except as set forth in SECTION 2.16 OF THE DISCLOSURE SCHEDULE, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. The Company is and for the past three (3) years has been in compliance in all material respects with all applicable laws and regulations respecting labor,


[Stock Purchase and Redemption Agreement] employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination, sexual harassment or unfair labor practices except as set forth in SECTION 2.16 OF THE DISCLOSURE SCHEDULE, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company and such Selling Stockholder, threatened against or involving the Company. There are no union organizing activities pending, or, to the knowledge of the Company and such Selling Stockholder, threatened with respect to the Company and no question concerning representation exists respecting the employees of the Company. To the knowledge of the Company and such Selling Stockholder, there are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might reasonably be expected to have a Material Adverse Effect. No arbitration or similar proceeding is pending and, to the knowledge of the Company and such Selling Stockholder, no claim therefor has been asserted against the Company. To the knowledge of the Company and such Selling Stockholder, no collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company is, and at all times the Company has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. There are no changes pending or, to the knowledge of the Company and such Selling Stockholder, threatened with respect to (including, without limitation, the resignation of senior management or any key employee or independent contractors of the Company nor has the Company received any notice or information concerning any prospective change with respect to such senior management, key employees or independent contractors.

         2.17     LIST OF CERTAIN EMPLOYEES AND SUPPLIERS.

                  (a) The Company has provided the Investors with a list of all managers, employees, consultants, independent contractors, brokers and sales persons of the Company who, individually, have received compensation for the fiscal year ended March 31, 1998 in excess of $100,000, including the current job title and aggregate annual compensation of each such individual.

                  (b) SECTION 2.17 OF THE DISCLOSURE SCHEDULE sets forth a list of all suppliers and vendors of the Company to whom during the fiscal year ended March 31, 1998 the Company made payments aggregating $250,000 or more, showing, with respect to each, the name, address and dollar volume involved. Since March 31, 1997, no such supplier or vendor has canceled or otherwise terminated or materially reduced its business with the Company or materially and adversely modified its relationship with the Company nor to the knowledge of the Company and such Selling Stockholder does any such supplier or vendor have any plan or intention to do so.

         2.18 PERMITS; COMPLIANCE WITH LAWS. The Company has all Permits necessary to permit it to own its property and to conduct its business as it is presently conducted or proposed to be conducted and all such Permits are valid and in full force and effect, except where the failure to obtain such a Permit would not have a Material Adverse Effect. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions


[Stock Purchase and Redemption Agreement] contemplated hereby. The Company is not in violation of any term or provision of any judgment, decree, order, statute, rule or government regulation applicable to it or to which it is a party and is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which apply to the conduct of its business, except for violations which, individually or in the aggregate, or where the failure to so comply, would not have a Material Adverse Effect. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any material request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

         2.19     EMPLOYEE BENEFIT PROGRAMS..

                  (a) SECTION 2.19 OF THE DISCLOSURE SCHEDULE sets forth a list of every Employee Program that has been maintained by the Company or to which the Company has contributed at any time during the past three (3) years and (i) is subject to ERISA, (ii) involves the issuance of options or other securities, or (iii) is otherwise material.

                  (b) The terms and operation of each Employee Program comply in all material respects with all applicable laws and regulations relating to such Employee Program. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. If required, each Employee Program which has been maintained by the Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or opinion or approval letter from the IRS regarding its qualification under such Section (or an application for such a determination or opinion or approval letter is not yet due to be filed with the IRS with respect to any "disqualifying provision" within the meaning of Treasury Regulation, Section 1.401(b)-1 or has been timely filed and is pending with the IRS) and has, in fact, been qualified under the applicable Section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section. The Company is not required to make any payments or contributions to any Employee Program pursuant to any collective bargaining agreement or any applicable labor relations law, and all Employee Programs are terminable at the discretion of the Company without liability to the Company upon or following such termination. The Company has never maintained or contributed to any Employee Program providing or promising any health or other nonpension benefits to terminated employees, other than as required by Code
Section 4980B.

         2.20 ENVIRONMENTAL MATTERS. To the knowledge of the Company and such Selling Stockholder, no hazardous wastes, substances or materials or oil or petroleum products have been improperly generated, transported, used, disposed, stored or treated by the Company and the Company has not caused any hazardous wastes, substances or materials, or oil or petroleum products to have been released, discharged, disposed, transported, placed or otherwise caused to



[Stock Purchase and Redemption Agreement] enter the soil or water in, under or upon any real property owned, leased or operated by the Company.

         2.21 INSURANCE. The physical properties, assets, business, operations, employees, officers and directors of the Company are insured by the Company, to the extent disclosed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE. Except as set forth in SECTION 2.21 OF THE DISCLOSURE SCHEDULE and claims for health care benefits in the ordinary course, there is no material claim by the Company pending under any such policies. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is sufficient for compliance by the Company with all requirements of applicable law and all agreements and leases to which it is a party and otherwise is of the type and in amounts customarily carried by persons conducting business similar to that conducted by the Company. Each such insurance policy shall continue to be in full force and effect immediately following consummation of the transactions contemplated by this Agreement. To the knowledge of the Company and such Selling Stockholder, there is no threatened termination of any such policies or arrangements.

         2.22 INVESTMENT BANKING; BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or the Selling Stockholders.

         2.23 CUSTOMERS; RELATIONSHIP WITH CISCO SYSTEMS. SECTION 2.23 OF THE DISCLOSURE SCHEDULE sets forth the name of each customer of the Company who accounted for more than five percent (5%) of the revenues of the Company for the fiscal year ended March 31, 1998 and for the seven month period ended October 31, 1998 (the "Customers"). To the knowledge of the Company and such Selling Stockholder, the relationships of the Company with its Customers are good commercial working relationships. Since March 31, 1997, except as set forth in
SECTION 2.23 OF THE DISCLOSURE SCHEDULE, no Customer of the Company has canceled or otherwise terminated its relationship with the Company, or has decreased materially its purchases of the services or products of the Company. No Customer, has, to the knowledge of the Company and such Selling Stockholder, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its purchase or distribution of the services or products of the Company. To the knowledge of the Company and such Selling Stockholder, as of the date hereof, the Company has a good working commercial relationship with CISCO Systems, Inc. ("CISCO"). Since March 31, 1997, CISCO has not (i) canceled or otherwise terminated its relationship with the Company, (ii) decreased in any material manner its purchases of any of the Company's services or products or (iii) otherwise renegotiated, modified or changed in any material and adverse manner its relationship with the Company and the Company has no reasonable indication that CISCO has any plan or intention to do any of the foregoing. Neither the Company nor such Selling Stockholder makes any representation or warranty as to the commercial relationship between the Company and CISCO after the date hereof.



[Stock Purchase and Redemption Agreement]

         2.24 WARRANTY AND RELATED MATTERS. SECTION 2.24 OF THE DISCLOSURE SCHEDULE sets forth a list of all outstanding product and service warranties and guarantees on any of the products or services that the Company distributes, services, markets, sells or produces for itself, a customer or a third party (each such product or service shall be referred to herein as a "Company Product"). There are no existing or, to the knowledge of the Company and such Selling Stockholder, threatened in writing, product liability, warranty or other similar claims against the Company alleging that any Company Product is defective or fails to meet any product or service warranties except as set forth in SECTION 2.24 OF THE DISCLOSURE SCHEDULE and to the extent of warranty reserves. There are (a) no material inherent design defects or systemic or chronic problems in any Company Product and (b) no liabilities for warranty or other claims or returns with respect to any Company Product relating to any such defects or problems.

         2.25 SOLVENCY. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

         2.26 YEAR 2000 COMPLIANCE. Except as set forth in SECTION 2.26 OF THE DISCLOSURE SCHEDULE, to the knowledge of the Company and such Selling Stockholder all computer software products that are (a) owned by the Company,
(b) exclusively licensed to the Company (other than "off-the-shelf" software which is generally commercially available) or (c) currently licensed, sold or otherwise distributed to others by the Company and embedded in the Company's products (as opposed to products for which the Company is a reseller or a distributor) (collectively, "Software") are Year 2000 Compliant, except to the extent any failure has not had and could not reasonably be expected to have a Material Adverse Effect. As used herein, "Year 2000 Compliant" shall mean with respect to any such Software, the ability of such Software to perform the following date-related functions: (i) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates; (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century; and (iv) store and provide output of date information in ways that are unambiguous as to century.



[Stock Purchase and Redemption Agreement]

         2.27     INFORMATION SUPPLIED BY THE COMPANY.

                  (a) This Agreement, the Disclosure Schedule and the certificates and statements furnished pursuant to this Agreement by or on behalf of the Company or such Selling Stockholder, together with all other information provided by the Company and such Selling Stockholder to the Investors in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made. To the knowledge of the Company and such Selling Stockholder, there is no material fact directly relating to the business, operations or condition of the Company (other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same that has not been set forth in this Agreement or in the Disclosure Schedule. To the knowledge of the Company or such Selling Stockholder, except as disclosed in SECTION 2.27 OF THE DISCLOSURE SCHEDULE, neither such Selling Stockholder nor any of the executive officers or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from, or otherwise imposing limits or conditions on his, engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

                  (b) The Company or such Selling Stockholder has provided to, or made available for inspection and copying by, the Investors and their counsel true, correct and complete copies of all documents referred to in this Section 2 or in the Disclosure Schedule.


SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         As a material inducement to the Company and the Selling Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, each Investor hereby makes to the Company and the Selling Stockholders the representation and warranties contained in this Section 3.

         3.1 INVESTMENT STATUS. Each Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor represents to the Company that it is purchasing the Class B Common Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each such Investor acknowledges that the Class


[Stock Purchase and Redemption Agreement]

B Common Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

         3.2 AUTHORITY. Each Investor represents that it has full right, authority and power under its charter, by-laws or governing partnership agreement, as applicable, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action required by law under such Investor's charter, by-laws or governing partnership agreement, as applicable. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each of the Investors enforceable in accordance with their respective terms.

         3.3 INVESTMENT BANKING; BROKERAGE FEES. No Investor has incurred or become liable for any broker's or finder's fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.


SECTION 4. REPRESENTATIONS OF THE SELLING STOCKHOLDERS TO THE COMPANY

         In order to induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, each of the Selling Stockholders hereby severally and not jointly makes to the Company the representations and warranties contained in this Section 4.

         4.1 AUTHORIZATION AND NON-CONTRAVENTION. Such Selling Stockholder has the legal power, right and authority to enter into and perform this Agreement and all documents executed pursuant hereto to which such Selling Stockholder is a party, and to perform each of his or its obligations hereunder. All action on such Selling Stockholder's part required for the lawful execution and delivery of this Agreement and all documents executed pursuant hereto to which such Selling Stockholder is a party have been or will have been taken prior to the Closing. The execution, delivery and performance by such Selling Stockholder of this Agreement and all documents executed pursuant hereto to which such Selling Stockholder is a party (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other entity or individual on such Selling Shareholder's part and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Selling Stockholder. This Agreement and all documents executed pursuant hereto to which the Selling Stockholder is a party have been duly executed and delivered by such Selling Stockholder and constitute a valid and binding obligation of such Selling Stockholder, enforceable in accordance with their terms.



[Stock Purchase and Redemption Agreement]

         4.2 TITLE TO AND VALIDITY OF REDEMPTION SHARES. Such Selling Stockholder is the sole record and beneficial owner of, and has good, valid and marketable title to, the Redemption Shares to be sold by such Selling Stockholder to the Company hereunder, free and clear of any and all Liens. Such Selling Stockholder has full right, power, capacity and authority to sell, transfer and deliver the Redemption Shares hereunder. Upon payment of the Redemption Price by the Company for the Redemption Shares, the Company will acquire good title to such Selling Stockholder's Redemption Shares, free and clear of any and all Liens, other than those that may be imposed under Federal or state securities laws.


SECTION 5.        CONDITIONS OF PURCHASE BY THE INVESTORS

         Each Investor's obligation to purchase and pay for the Class B Common Shares to be purchased by it shall be subject to compliance by the Company and the Selling Stockholders with the agreements herein contained and to the fulfillment to the Investors' satisfaction, or the waiver by the Investors, on or before and at the Closing Date of the following conditions:

         5.1 SATISFACTION OF CONDITIONS. The representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date and each of the conditions specified in this Section 5 shall have been satisfied or waived in writing by the Investors.

         5.2 OPINION OF COUNSEL. The Investors shall have received from Testa, Hurwitz & Thibeault, LLP an opinion dated as of the Closing Date substantially in the form attached hereto as EXHIBIT D and from Hale and Dorr LLP an opinion dated as of the Closing Date substantially in the form attached hereto as EXHIBIT E.

         5.3 AUTHORIZATION. The Board of Directors and stockholders of the Company shall have duly adopted resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the Class B Common Shares as contemplated by Section 1.2 hereof).

         5.4 CHARTER AMENDMENT. The Company shall have duly and properly authorized and filed with the Delaware Secretary of State the Amended Charter which shall create the Class B Common, and the Amended Charter shall be in effect as of the Closing Date on the terms set forth in EXHIBIT C hereto. The Company shall have delivered to the Investors a copy of the Company's Amended Charter certified as of a recent date by the Delaware Secretary of State.

         5.5 HART-SCOTT-RODINO. All required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have been made and the waiting period specified in the HSR Act, including any extensions thereof, shall have expired or otherwise terminated, and none of the Company, the Selling Stockholders or the Investors shall be subject to any injunction or temporary restraining order against consummation of the transactions contemplated hereby.



[Stock Purchase and Redemption Agreement]

         5.6 DELIVERY OF DOCUMENTS. The Company shall have executed and/or delivered to the Investors (or shall have caused to be executed and delivered to the Investors by the appropriate Persons) the following:

                  (a)      Certificates for the Class B Common Shares;

                  (b) Certificates issued by (i) the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing; (ii) the Secretary of State (or similar authority) of such jurisdictions in which the Subsidiaries are incorporated certifying that each Subsidiary has legal existence and is in good standing; and (iii) the Secretary of State (or similar authority) of each jurisdiction in which each of the Company and its Subsidiaries has qualified to do business as a foreign corporation (or is required to be so qualified) as to such foreign qualification;

                  (c) Certificates executed by the Chief Executive Officer of the Company and each of the Selling Stockholders to the effect that the representations and warranties of the Company and such Selling Stockholder made hereunder, are true and correct in all material respects on and as of the Closing Date shall have been delivered to the Investors;

                  (d) A certificate of the Secretary of the Company which shall certify (i) the resolutions adopted by the Board of Directors and stockholders as contemplated in Section 5.3 hereof, (ii) the Company's By-laws and (iii) the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers; and

                  (e) Such other supporting documents and certificates as the Investors may reasonably request and as may be required pursuant to this Agreement.

         5.7 STOCKHOLDERS AGREEMENT. The Company, the Investors, the Founders and Greylock shall have entered into the Stockholders Agreement in substantially the form attached hereto as EXHIBIT F.

         5.8 AMENDED AND RESTATED RIGHTS AGREEMENT. The Company, the Investors, the Founders and Greylock shall have entered into the Rights Agreement in substantially the form attached hereto as EXHIBIT G.

         5.9 RELEASES. Each of the Selling Stockholders shall have executed and delivered a Release Agreement in substantially the form of EXHIBIT H attached hereto.

         5.10 NON-COMPETITION AGREEMENTS. Each of the Founders shall have entered into an agreement containing non-competition, non-solicitation, invention assignment and confidentiality provisions with the Company substantially in the form of EXHIBIT I hereto (the "Non-Competition Agreement").



[Stock Purchase and Redemption Agreement]

         5.11 NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries taken as a whole, whether or not in the ordinary course of business, nor any material adverse change in the United States or world financial markets.

         5.12 ALL PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Investors and the issuance and sale of the Class B Common Shares shall be made in compliance with applicable federal and state laws.

         5.13 INVESTORS' FEES. The Company shall have paid $165,000 in legal fees and related expenses incurred by the Investors in connection with the transactions contemplated by this Agreement. In the event that the transactions contemplated under this Agreement are not consummated due to factors which are not attributable to the Investors, the Company shall be obligated to reimburse the Investors such fees and expenses incurred by such Investors.

         5.14 NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

         5.15 CONSENTS AND WAIVERS. The Company and the Selling Stockholders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made prior to the Closing by such parties in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and its Subsidiaries subsequent to the Closing. The Company, the Selling Stockholders and the Investors shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Investors, including any and all notices, consents and waivers required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and its Subsidiaries subsequent to the Closing and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

         5.16 ELECTION OF DIRECTORS. The Company shall have taken proper corporate action to fix the size of the Board of Directors at five (5) members, the members of which shall be as set forth in the Amended Charter, and two designees of the holders of Class B Common shall have been elected as directors of the Company (the "Investors' Nominees") in accordance with the terms of the Amended Charter.


[Stock Purchase and Redemption Agreement]

SECTION 6.        CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLING
                  STOCKHOLDERS

         The obligation of the Company and Selling Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         6.1 REPRESENTATIONS; WARRANTIES; COVENANTS. The representations and warranties of the Investors contained in Section 3 and the Selling Stockholders contained in Section 4 shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing and each of the conditions specified in this Section 6 shall have been satisfied or waived in writing by the Company, the Founders and Greylock.

         6.2 CERTAIN AGREEMENTS. On the Closing Date, the Investors shall have executed and delivered the Stockholders Agreement and the Rights Agreement.

         6.3 HART-SCOTT-RODINO. All required filings under the HSR Act shall have been contemplated and the waiting period specified in the HSR Act, including any extensions thereof, shall have expired or otherwise terminated, and none of the Company, the Selling Stockholders or the Investors shall be subject to any injunction or temporary restraining order against consummation of the transactions contemplated hereby.

         6.4 FUNDING. The Company shall have received the full purchase price for the Class B Common Shares.

         6.5 RELEASES. Each of the Selling Stockholders shall have executed and delivered a Release Agreement in substantially the form of EXHIBIT H attached hereto.

         6.6 NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.


SECTION 7. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED

         7.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated as follows:

                  (a) by mutual written consent of the Company, the Investors, Greylock and the Founders;

                  (b) by the Company, the Founders and Greylock, provided that none of the Company, the Founders or Greylock is in material breach of this Agreement, (i) if the Investors are in material breach of this Agreement and such breach shall remain uncured for a period of ten


[Stock Purchase and Redemption Agreement]

(10) business days after such parties shall have given written notice of such breach to the Investors, or (ii) if the Closing has not occurred on or before February 15, 1999; or

                  (c) by the Investors, provided that the Investors are not in material breach of this Agreement, (i) if any of the Company, the Founders or Greylock is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after the Investors shall have given written notice of such breach to such parties, or (ii) if the Closing has not occurred on or before February 15, 1999.

         7.2 EFFECT OF TERMINATION. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.1; PROVIDED, HOWEVER, that (i) the provisions of Section 5.13 and this Section 7 hereof shall survive any termination of this Agreement; (ii) nothing herein shall relieve any party from any liability for any willful, material breach of this Agreement; and (iii) any party may proceed as further set forth in Section 7.3 below.

         7.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, (i) if any of the conditions specified in Section 5 hereof have not been satisfied, the Investors shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder, and (ii) if any of the conditions specified in Section 6 hereof have not been satisfied, the Company and the Selling Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.


SECTION 8.  SURVIVAL; INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS; WARRANTIES AND COVENANTS; ASSIGNABILITY OF RIGHTS. All covenants, agreements, representations and warranties of the Company, the Selling Stockholders and the Investors made herein and in the certificates or schedules or other written information delivered or furnished to any Investor pursuant hereto in connection herewith
(a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing, provided that the representations and warranties of the Company and the Selling Stockholders made in Section 2 hereof and in the certificates or schedules or other written information delivered or furnished to the Investors pursuant hereto shall survive until September 30, 1999, except for the last sentence of Section 2.2(a) and Sections 2.4(b) and 2.12 hereof, which shall survive for the period set forth in Section 8.2(b)(i) hereof, and in respect of Litigation Claims (as defined herein), which shall survive for the period set forth in Section 8.2(b)(i) hereof, regardless of any investigation on the part of such party or its representatives, and (b) shall bind the parties' successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to their transferees of Securities, whether so expressed or not.



[Stock Purchase and Redemption Agreement]

         8.2      TRANSACTION RELATED INDEMNIFICATION.

                  (a) Each Selling Stockholder (other than Greylock) (on its behalf and on behalf of its successors, executors, administrators, estate, heirs, and assigns) (collectively, for the purposes of this Section 8, the "Indemnifying Parties"), severally and not jointly, agrees to defend, indemnify and hold the Investors, their affiliates and respective direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees, attorneys and agents of each of the foregoing and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (parties receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all damages, liabilities, losses, obligations, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, Taxes, penalties, costs and expenses (including without limitation, reasonable fees of counsel, accountants or consultants) of any kind or nature whatsoever ("Claims") (whether or not arising out of third-party claims and including all amounts paid in defense or settlement of the foregoing) which may be sustained or suffered by any such Indemnified Party (a "Loss" or "Losses"), based upon, arising out of, by reason of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty made by the Company and/or such Indemnifying Party in this Agreement, or in any Schedule or certificate delivered by the Company or by or on behalf of such Indemnifying Party as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such inaccuracy in or breach of such representations or warranties (collectively, the "Warranty Claims") or (ii) the litigation matter described in Item 2 of SECTION 2.15 OF THE DISCLOSURE SCHEDULE but only to the extent Losses related to such litigation matter exceed $200,000 (the "Litigation Claims"); PROVIDED, that Loss and Losses shall not include any special, indirect, consequential or speculative damages. For purposes of clarification, losses suffered or sustained by the Company shall not give rise to indemnification hereunder unless to the extent the same results in a Loss to an Indemnified Party.

                  (b) The right of Indemnified Parties to indemnification under
Section 8.2(a) shall be subject to the following provisions:

                           (i) Indemnification with respect to Warranty Claims shall expire on September 30, 1999; PROVIDED, HOWEVER, that the limitation of this clause (i) shall not apply to Warranty Claims involving fraud or intentional misrepresentation or under the last sentence of Section 2.2(a) and Sections 2.4(b) and 2.12 hereof (collectively, the "Primary Warranty Claims"), for which the period for making such claims shall expire on the date which is six (6) months after the termination of the applicable statute of limitations relating thereto. Following such respective dates, such representations and warranties and, subject to the next sentence, Warranty Claims shall expire. If prior to the relevant date of expiration a specific state of facts shall have become known which may constitute or give rise to any Warranty Claim as to which indemnity may be payable and an Indemnified Party shall have given reasonable notice of such facts and Warranty Claims to the Selling Stockholders then the right to indemnification with respect thereto shall remain in effect solely to the extent stated in the Warranty Claim without regard to when such matter shall


[Stock Purchase and Redemption Agreement] have been finally determined and disposed of, according to the date on which notice of the applicable claim is given. Indemnification with respect to Litigation Claims shall expire on the date which is six (6) months after the date such Litigation Claims are finally settled in writing or finally adjudicated and disposed of.

                           (ii) No indemnification shall be payable with respect to Warranty Claims (other than Primary Warranty Claims) and/or Litigation Claims unless the total of all Warranty Claims and/or Litigation Claims exceeds $1,000,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

                           (iii) No Indemnifying Party shall be obligated to indemnify the Indemnified Parties for Warranty Claims (other than Primary Warranty Claims) and/or Litigation Claims in an aggregate amount which exceeds the lesser of (A) (x) the total amount received by such Indemnifying Party pursuant to the redemption of such Indemnifying Party's Redemption Shares as set forth in Sections 1.2 hereof less (y) the sum of the aggregate amount of federal and state Taxes paid by such Indemnifying Party with respect thereto and, in the case of Tracey Steele, Michael Szabados and Jerry Stabile who have acquired or are acquiring shares to be redeemed hereunder upon the exercise of stock options, the aggregate exercise price thereof or (B) such Indemnifying Party's pro rata share as set forth opposite such Indemnifying Party's name in the section of EXHIBIT A relating to such Indemnifying Party for such Warranty Claims (the aggregate amount payable under this Section 8.2(b)(iii) shall be referred to as the "Maximum Warranty Claim Amount").

                           (iv) The Indemnifying Parties identified with an asterisk in EXHIBIT A attached hereto shall not be obligated to indemnify the Indemnified Parties for Warranty Claims under Sections 2.4(a) and 2.17(a) hereof or with respect to Litigation Claims hereunder.

                           (v) The amount of any Losses suffered, sustained, incurred or required to be paid by any Indemnifying Party shall be reduced (A) by the amount of any insurance proceeds paid as a result of such Loss, (B) to take account of any Tax Benefit to the Indemnified Party and (C) by the amount of any recoveries from third parties. As used herein, the term "Tax Benefit" shall mean the Federal, state and local tax savings that have resulted or will result from any tax deduction or tax credit that (x) the Indemnified Party has claimed or will claim on a Federal, state or local tax return and (y) is directly attributable to such Loss.

         8.3      INDEMNIFICATION FOR VICARIOUS LIABILITY.

                  (a) Without limitation of any other provision of this Agreement but except with respect to matters governed by Section 8.2 hereof, the Company agrees to defend, indemnify and hold each Investor and its direct and indirect partners, members, agents and representatives (collectively, the "Indemnitees" and individually an "Indemnitee") harmless from and against any


[Stock Purchase and Redemption Agreement] and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other reasonable costs and expenses (including, without limitation, interest, penalties and any reasonable legal and other expenses) incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted by any third party or governmental agency based on so-called control person liability, including, without limitation, in connection with any such third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnitee as director or controlling person of the Company (including, to the extent not covered by the Rights Agreement, any and all losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto); PROVIDED, HOWEVER, that the Company will not be liable to the extent that such loss, claim, damage, obligation, lien, assessment, judgment, fine, cost, expense or liability arises from and is based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnitee specifically stating that it is for use in the preparation thereof, (B) a knowing and willful violation of the federal securities laws by an Indemnitee, as finally determined by the arbitrator selected pursuant to Section 10.7 hereof; (C) an Indemnitee's gross negligence or willful misconduct as finally determined by the arbitrator selected pursuant to Section 10.7 hereof; or (D) where an Indemnitee did not act in good faith and in a manner in the best interests of the Company or, with respect to a criminal matter, the Indemnitee's conduct was unlawful, in each case as finally determined by the arbitrator selected pursuant to Section 10.7 hereof; and PROVIDED FURTHER, HOWEVER, that the Company shall have no indemnification liability to the extent prohibited by law, including, without limitation, the General Corporation Laws of Delaware.

                  (b) If the indemnification provided for in Section 8.3(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.

                  Each of the Company and the Investors agrees that it would not be just and equitable if contribution pursuant to this Section 8.3(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be



[Stock Purchase and Redemption Agreement] entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The indemnification and contribution provided for in this
Section 8.3 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitees or any officer, director, partner, member, employee, agent or controlling person of the Indemnitees. The Company shall have the right to select counsel for the defense, subject to the consent of a majority-in-interest of the Indemnitees, which consent shall not be unreasonably withheld. If the Company assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of a majority-in-interest of the Indemnitees, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Company's obligation to indemnify such Indemnitees therefor will be fully satisfied by payment of money by the Company and the settlement includes a complete release of such Indemnitees. The Company shall provide such Indemnitees that information regarding the status of the claim that is reasonably requested by such Indemnitees. Notwithstanding anything herein stated, such Indemnitees shall at all times have the right to reasonably participate in such defense at its own expense directly or through counsel; PROVIDED, HOWEVER, if the named parties to the action or proceeding include both the Company and the Indemnitees and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnitees shall be paid by the Company to the extent indemnification is required hereunder. If no such notice of intent to dispute and defend is given by the Company, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnitees shall, at the expense of the Company, undertake the defense of (with counsel selected by such Indemnitees), and shall have the right to compromise or settle, such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the Company, then such Indemnitees shall make available all information and assistance that the Company may reasonably request and shall cooperate with the Company in such defense.

                  (d) The provisions of this Section 8.3 are in addition to and shall supplement those set forth in the Rights Agreement.

                  (e) Except with respect to matters governed by Section 8.2 hereof, the Company agrees to pay and hold the Investors harmless against liability for payment of all reasonable fees and disbursements of counsel in connection with the enforcement, amendment, modification or waiver of this Agreement and the agreements, documents and instruments contemplated hereby and executed pursuant hereto.

         8.4      NOTICE; PAYMENT OF LOSSES; DEFENSE OF CLAIMS.

                  (a) An Indemnified Party shall give written notice to the Indemnifying Party promptly (with a copy to the Company), and in any event not later than thirty (30) business days after assertion of any written claim by any third party, specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; PROVIDED, HOWEVER, that failure to give such

[Stock Purchase and Redemption Agreement] notice shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffers any prejudice as a result of such failure. The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice. In all matters for which an Indemnified Party seeks indemnification under this Agreement or defends, contests, settles or negotiates any related claim, such Indemnified Party shall act in a manner consistent with that which a reasonably prudent person with no access to indemnity would take to mitigate any Losses it may suffer.

                  (b) Within forty-five (45) days after receiving notice of a claim for indemnification or reimbursement, the Indemnifying Party shall, by written notice to the Indemnified Party, either (1) concede or deny liability for the claim in whole or in part, or (2) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Indemnifying Party concedes liability in whole or in part, it shall, within ten
(10) business days of such concession, pay the amount of the claim to the Indemnified Party to the extent of the liability conceded. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party shall make no payment until the matter is resolved in accordance with this Agreement.

         In the case of any third party claim, if within twenty (20) days after receiving the notice described in the preceding paragraph the Indemnifying Party or Parties give written notice to the Indemnified Party or Parties stating that they would be liable under the provisions hereof for indemnity in the amount of such indemnification claim if such indemnification claim were valid and that they dispute and intend to defend against such indemnification claim, liability or expense at their own cost and expense, then counsel for the defense shall be selected by the Company or the Indemnifying Party or Parties (subject to the consent of a majority-in-interest of the Indemnified Parties which consent shall not be unreasonably withheld) and such Indemnified Party or Parties shall not be required to make any payment with respect to such claim, liability or expense as long as the Indemnifying Party or Parties are conducting a good faith and diligent defense at their own expense; PROVIDED, HOWEVER, that the assumption of defense of any such matters by the Indemnifying Party or Parties shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification and, PROVIDED, FURTHER, that the Indemnifying Party and the Indemnified Party shall jointly control any claim which is reasonably likely to involve damages or costs which are reasonably likely to cause the Maximum Warranty Claim Amount to be exceeded. If the Indemnifying Party or Parties assume such defense in accordance with the preceding sentence, they shall have the right, with the consent of a majority-in-interest of the Indemnified Parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnifying Party or Parties' obligation to indemnify such Indemnified Party or Parties therefor will be fully satisfied by payment of money by the Indemnifying Party and the settlement includes a complete release of such Indemnified Party or Parties. The Indemnifying Party or Parties shall provide such Indemnified Party or Parties that information regarding the

[Stock Purchase and Redemption Agreement] status of the claim that is reasonably requested by the Indemnified Party or Parties. Notwithstanding anything herein stated, such Indemnified Party or Parties shall at all times have the right to reasonably participate in such defense at its own expense directly or through counsel; PROVIDED, HOWEVER, if the named parties to the action or proceeding include both the Indemnifying Party or Parties and the Indemnified Party or Parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party or Parties shall be paid by the Indemnifying Party or Parties to the extent indemnification is required hereunder. If no such notice of intent to dispute and defend is given by the Indemnifying Party or Parties, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party or Parties shall, at the expense of the Indemnifying Party or Parties, undertake the defense of (with counsel selected by such Indemnified Party or Parties subject to the consent of the Indemnifying Party or Parties which consent shall not be unreasonably withheld), and shall have the right to compromise or settle, such claim, liability or expense (subject to the consent of the Indemnifying Party or Parties which consent shall not be unreasonably withheld). If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party or Parties, then such Indemnified Party or Parties shall make available all information and assistance that the Indemnifying Party or Parties may reasonably request and shall cooperate with the Indemnifying Party or Parties in such defense.

         8.5 EXCLUSIVE REMEDY. The Indemnifying Parties and the Indemnified Parties agree and acknowledge that subsequent to the Closing the indemnification rights provided in this Section 8 shall be the exclusive remedy of the Indemnified Parties against the Indemnifying Parties for breaches of this Agreement and the schedules and certificates and other written information delivered as part or pursuant to or in connection with this Agreement, and shall be subject to the terms and conditions set forth herein, except with respect to
(a) Claims against any Selling Stockholder involving fraud or intentional misrepresentations by such Selling Stockholder or (b) any equitable remedies to which any party may be entitled hereunder. The Indemnifying Parties shall not have any right of indemnity or contribution from the Company with respect to any Claim hereunder.


SECTION 9.  DEFINITIONS

         Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

         "AMENDED CHARTER" means the Company's Amended and Restated Certificate of Incorporation in the form of EXHIBIT C hereto.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1979, as amended, and the regulations promulgated thereunder.


[Stock Purchase and Redemption Agreement]

         "EMPLOYEE PROGRAM" means any employee benefit or welfare plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement or any similar plan or agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, and development tools, promotional materials, databases, customer lists, supplier, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

         "MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

         "PERMITS" means any franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges.

         "PERSON" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

         "RIGHTS AGREEMENT" means the Amended and Restated Rights Agreement in the form of EXHIBIT G hereto to be executed by the Company, the Founders, Greylock and the Investors.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement in the form of EXHIBIT F hereto to be executed by and among the Company, the Founders, Greylock and the Investors.

         "SUBSIDIARY" means any corporation more than 50% of the outstanding voting securities of which, or any partnership, joint venture or other entity more than 50% of the total equity interest of which, is directly or indirectly owned by the Company or any other entity otherwise controlled by or under common control with the Company; PROVIDED, that Frontier Software Development India Pvt. Ltd. shall not be deemed to be a Subsidiary.

         "TAXES" means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

[Stock Purchase and Redemption Agreement]

SECTION 11.  GENERAL

         11.1 AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company, the Investors holding a majority of the outstanding Class B Common Shares, the Founders and Greylock. Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors herein shall require a vote of a majority of the Investors based on the relative holdings of capital stock of the Company of the Investors as a group at the relevant time and any such action by such percentage of Investors shall bind all of the Investors.

         11.2 LEGEND ON SECURITIES. The Company, the Investors and the Selling Stockholders acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

         11.3 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws principles thereof.

         11.4 SECTION HEADINGS AND GENDER. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

         11.5 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

[Stock Purchase and Redemption Agreement]

         11.6 NOTICES AND DEMANDS. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:

                  (a) if to the Company, c/o NetScout Systems, Inc., 4 Technology Park Drive, Westford, MA 01886, or at such other address designated by the Company to the Investors and the other parties hereto in writing;

                  (b) if to the Selling Stockholders, at the mailing addresses shown on EXHIBIT A attached hereto, or at such other address designated by a Selling Stockholder to the Investors and the other parties hereto in writing; and

                  (c) if to the Investors, at the mailing addresses as shown on EXHIBIT B attached hereto, or at such other address designated by an Investor to the Company and the Selling Stockholders in writing.

         11.7 DISPUTE RESOLUTION. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

         Such proceedings shall be administered by the neutral arbitrator in accordance with the J.A.M.S. Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

                           (i)      mandatory exchange of all relevant
                                    documents, to be accomplished within
                                    forty-five (45) days of the initiation of the procedure;

                           (ii)     no other discovery;

                           (iii) hearings before the neutral arbitrator which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

                           (iv)     decision to be rendered not more than ten
                                    (10) days following such hearings.


[Stock Purchase and Redemption Agreement]

         Notwithstanding anything to the contrary contained herein, the provisions of this Section 10.7 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

         Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

         11.8 REMEDIES; SEVERABILITY. Notwithstanding Section 10.7, it is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement, the Amended and Restated Co-Sale Agreement and the Amended and Restated Rights Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         11.9 INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent dated November 8, 1998 between the Investors and the Founders in respect of the transactions contemplated herein, other than the "no-shop" provisions of such letter of intent that were extended by the letter agreement, dated as of December 10, 1998, between the Investor and the Founders, which such provisions and letter


[Stock Purchase and Redemption Agreement] agreement shall survive the date of this Agreement until the earlier of the Closing or termination of this Agreement.

         11.10 GREYLOCK FEES. The Company shall pay the reasonable fees and expenses of Wilson, Sonsini, Goodrich & Rosati, P.C. and Hale and Dorr, LLP, counsel to Greylock, in connection with the transactions contemplated by this Agreement, provided that such fees and expenses shall not exceed $10,000 in the aggregate.

         11.11 WAIVERS. The Company hereby waives compliance by the Selling Stockholders with any notice or other requirements under the Stockholders Agreement dated as of January 1, 1994 with respect of the sale by the Selling Stockholders of the Redemption Shares to the Company hereunder. Greylock hereby waives compliance by the Company and the Selling Stockholders with any notice or other requirements under the Series A Preferred Stock Purchase Agreement, the Rights Agreement and the Co-Sale Agreement, each dated as of February 20, 1996.


                            [SIGNATURE PAGE FOLLOWS]

[Stock Purchase and Redemption Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase and Redemption Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                             THE COMPANY:

                                  NETSCOUT SYSTEMS, INC.



                                      By: /s/ Narendra Popat
                                          -----------------------------
                                      Narendra Popat, President

                             FOUNDERS:

                                      /s/ Narendra Popat
                                      ---------------------------------
                                      Narendra Popat


                                      /s/ Anil Singhal
                                      ---------------------------------
                                      Anil Singhal

                             GREYLOCK:

                                  GREYLOCK EQUITY LIMITED PARTNERSHIP
                                  By: Greylock Equity GP Limited Partnership



                                      By: /s/ Henry F. Mccance
                                          -----------------------------
                                      Henry F. McCance, General Partner



[Stock Purchase and Redemption Agreement]

                                       OTHER SELLING STOCKHOLDERS:


                                            /s/ Charles Tillett
                                            ----------------------------------
                                            Charles Tillett


                                            /s/ Ralph Lowry
                                            ----------------------------------
                                            Ralph Lowry


                                            /s/ Nathan Kalowski
                                            ----------------------------------
                                            Nathan Kalowski


                                            /s/ Ashwani Singhal
                                            ----------------------------------
                                            Ashwani Singhal


                                            /s/ Joseph G. Hadzima, Jr.
                                            ----------------------------------
                                            Joseph G. Hadzima, Jr.


                                            /s/ Michael Szabados
                                            ----------------------------------
                                            Michael Szabados


                                            /s/ Jerry Stabile
                                            ----------------------------------
                                            Jerry Stabile


                                            /s/ Tracey Steele
                                            ----------------------------------
                                            Tracey Steele


[Stock Purchase and Redemption Agreement]

                          INVESTORS:

                               TA/ADVENT VIII, L.P.
                               By:   TA Associates VIII, LLC, its general
                                     partner
                               By:   TA Associates, Inc., its manager


                               By:   /s/ Kenneth T. Schiciano
                                     -------------------------------------
                                     Kenneth T. Schiciano, Principal


                               ADVENT ATLANTIC & PACIFIC III, L.P.
                               By:   TA Associates AAP III Partners, L.P., its
                                     general partner
                               By:   TA Associates, Inc., its general partner


                               By:   /s/ Kenneth T. Schiciano
                                     -------------------------------------
                                     Kenneth T. Schiciano, Principal


                               TA EXECUTIVES FUND, LLC
                               By:   TA Associates, Inc., its manager


                               By:   /s/ Kenneth T. Schiciano
                                     -------------------------------------
                                     Kenneth T. Schiciano, Principal


                               TA INVESTORS, LLC
                               By:   TA Associates, Inc., its manager


                               By:   /s/ Kenneth T. Schiciano
                                     -------------------------------------
                                     Kenneth T. Schiciano, Principal


                               EGAN-MANAGED CAPITAL, L.P.
                               By:   EMC Partners, L.P., its general partner


                               By:   /s/ Michael H. Shanahan
                                     -------------------------------------
                                     Michael H. Shanahan, General Partner



[Stock Purchase and Redemption Agreement]